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                                  EXHIBIT 99.1
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                                REVOCABLE PROXY
                                  ATCORP, INC.

                        SPECIAL MEETING OF SHAREHOLDERS
                                _________, 199_

     The undersigned hereby appoints ___________________, _______________ and
______________, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of Atcorp, Inc. which the undersigned is entitled to vote at the [Special] Meeting of Shareholders, to be held at _________ on _________, _________, 1996 at ___:___
__.m. and at any and all adjournments thereof, as follows:



                                                                           FOR      AGAINST       ABSTAIN
                                                                           ---      -------       -------
1.  The approval of the Agreement and Plan of Affiliation
    Dated as of the 18th Day of July (the "Merger Agreement")
    By and Among Susquehanna Bancshares, Inc., Susquehanna
    Bancshares East, Inc., Atcorp, Inc. and Equity National Bank           [_]        [_]           [_]

2.  Adjournment of the Meeting to a later date, if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the AI Meeting to constitute a
    quorum or to approve the Merger Agreement.                             [_]        [_]           [_]

The Board of Directors recommends a vote "FOR" each of the listed propositions.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke his or her proxy by filing a subsequent proxy or notifying the Secretary of his or her decision to terminate his or her proxy.

   The undersigned acknowledges receipt from ________ prior to the execution of this proxy of notice of the Meeting, a Proxy Statement, Prospectus dated _________, 1996, [and an Annual Report to Shareholders.]

Dated: ______________________, 1996



     ______________________________________  ___________________________________
     PRINT NAME OF SHAREHOLDER               PRINT NAME OF SHAREHOLDER



     ______________________________________  ___________________________________
     SIGNATURE OF SHAREHOLDER                SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.